INVESTMENT ADVISORY AGREEMENT

     THE GARZARELLI FUNDS, a Delaware business trust registered under the Investment Company Act of 1940 ("1940 Act") as an open-end diversified management investment company ("Trust"), hereby appoints GARZARELLI INVESTMENT MANAGEMENT LLC, an Illinois limited liability company registered under the Investment Advisers Act of 1940 as an investment adviser ("Adviser"), to furnish investment advisory and portfolio management services with respect to the portion of its assets represented by the shares of beneficial interest issued in the series designated GARZARELLI BALANCED FUND (the "Fund"). Trust and Adviser hereby agree that:

      1. INVESTMENT ADVISORY SERVICES. Adviser shall manage the investment operations of the Fund, subject to the terms of this Agreement and to the supervision and control of Trust's Board of Trustees ("Trustees"). Adviser agrees to perform, or arrange for the performance of, the following services with respect to the Fund:

     (a) to obtain and evaluate such information relating to economies, industries, businesses, securities and commodities markets, and individual securities, commodities and indices as it may deem necessary or useful in discharging its responsibilities hereunder;

     (b) to formulate and maintain a continuing investment program in a manner consistent with and subject to (i) Trust's agreement and declaration of trust and by-laws; (ii) the Fund's investment objectives, policies, and restrictions as set forth in written documents furnished by the Trust to Adviser; (iii) all securities, commodities, and tax laws and regulations applicable to the Fund and Trust; and (iv) any other written limits or directions furnished by the Trustees to Adviser;

     (c) unless otherwise directed by the Trustees, to determine from time to time securities, commodities, interests or other investments to be purchased, sold, retained or lent by the Fund, and to implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected;

     (d) to use reasonable efforts to manage the Fund so that it will qualify as a regulated investment company under subchapter M of the Internal Revenue Code of 1986, as amended;

     (e) to make recommendations as to the manner in which voting rights, rights to consent to Trust or Fund action, and any other rights pertaining to Trust or the Fund shall be exercised;

     (f) to make available to Trust promptly upon request all of the Fund's records and ledgers and any reports or information reasonably requested by the Trust; and

     (g) to the extent required by law, to furnish to regulatory authorities any information or reports relating to the services provided pursuant to this Agreement.

     Except as otherwise instructed from time to time by the Trustees, with respect to execution of transactions on behalf of the Fund, Adviser shall place, or arrange for the placement of, all orders for purchases, sales, or loans with issuers, brokers, dealers or other counterparties or agents selected by Adviser. In connection with the selection of all such parties for the placement of all such orders, Adviser shall attempt to obtain most favorable execution and price, but may nevertheless in its sole discretion as a secondary factor, purchase and sell portfolio securities from and to brokers and dealers who provide Adviser with statistical, research and other information, analysis, advice, and similar services. In recognition of such services or brokerage services provided by a broker or dealer, Adviser is hereby authorized to pay such broker or dealer a commission or spread in excess of that which might be charged by another broker or dealer for the same transaction if the Adviser determines in good faith that the commission or spread is reasonable in relation to the value of the services so provided.

     Adviser may, where it deems to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for the Fund in order to obtain best execution or lower brokerage commissions. In such event, Adviser shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in a manner it considers to be equitable and fair and consistent with its fiduciary obligations to the Fund, and Adviser's other customers.

     Adviser shall for all purposes be deemed to be an independent contractor and not an agent of Trust and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Trust in any way.

     2. USE OF AFFILIATED COMPANIES AND SUBCONTRACTORS. In connection with the services to be provided by Adviser under this Agreement, Adviser may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of written approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by Adviser, provided that Adviser shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Adviser or such parties.

     3. EXPENSES BORNE BY TRUST. Except to the extent expressly assumed by Adviser herein or under a separate agreement between Trust and Adviser and except to the extent required by law to be paid by Adviser, Adviser shall not be obligated to pay any costs or expenses incidental to the organization, operations or business of the Trust. Without limitation, such costs and expenses shall include but not be limited to:

     (a) all charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities, and other property;

     (b) all charges for equipment or services used for obtaining price quotations or for communication between Adviser or Trust and the custodian, transfer agent or any other agent selected by Trust;

     (c) all charges for administrative and accounting services provided to Trust by Adviser, or any other provider of such services;

     (d) all charges for services of Trust's independent auditors and for services to Trust by legal counsel;

     (e) all compensation of Trustees, other than those affiliated with Adviser, all expenses incurred in connection with their services to Trust, and all expenses of meetings of the Trustees or committees thereof;

     (f) all expenses incidental to holding meetings of shareholders of the Trust, including printing and of supplying each record-date shareholder with notice and proxy solicitation material, and all other proxy solicitation expense;

     (g) all expenses of printing of annual or more frequent revisions of Trust prospectus(es) and of supplying each then-existing shareholder with a copy of a revised prospectus;
     (h) all expenses related to preparing and transmitting certificates representing Trust shares;

     (i) all expenses of bond and insurance coverage required by law or deemed advisable by the Board of Trustees;

     (j) all brokers' commissions and other normal charges incident to the purchase, sale, or lending of portfolio securities;

     (k) all taxes and governmental fees payable to Federal, state or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;

     (l) all expenses of registering and maintaining the registration of Trust under the 1940 Act and, to the extent no exemption is available, expenses of registering Trust's shares under the 1933 Act, of qualifying and maintaining qualification of Trust and of Trust's shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of Trust under all other laws applicable to Trust or its business activities;

     (m)  all interest on indebtedness, if any, incurred by Trust or a Fund; and

     (n) all fees, dues and other expenses incurred by Trust in connection with membership of Trust in any trade association or other investment company organization.

     4. ALLOCATION OF EXPENSES BORNE BY TRUST. Any expenses borne by Trust that are attributable solely to the organization, operation or business of the Fund shall be paid solely out of Fund assets. Any expense borne by Trust which is not solely attributable to the Fund, nor solely to any other series of shares of Trust, shall be apportioned in such manner as Adviser determines is fair and appropriate, or as otherwise specified by the Board of Trustees.

     5. EXPENSES BORNE BY ADVISER. Adviser at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the investment advisory services set forth in this Agreement.

     In the event that Adviser pays or assumes any expenses of Trust or the Fund not required to be paid or assumed by Adviser under this Agreement, Adviser shall not be obligated hereby to pay or assume the same or similar expense in the future; PROVIDED that nothing contained herein shall be deemed to relieve Adviser of any obligation to Trust or the Fund under any separate agreement or arrangement between the parties.

     6. INVESTMENT ADVISORY FEE. For the services rendered, facilities provided, and charges assumed and paid by Adviser hereunder, Trust shall pay to Adviser out of Fund assets a fee at the annual rate of 0.75%. The fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund, determined in the manner established by the Board of Trustees, as of the close of business on the last preceding business day on which the Fund's net asset value was determined.

     7. RETENTION OF SUB-ADVISER. Subject to obtaining the initial and periodic approvals required under Section 15 of the 1940 Act, Adviser may retain one or more sub-advisers at Adviser's own cost and expense for the purpose of furnishing one or more of the services described in Section 1 hereof with respect to the Fund. Retention of a sub-adviser shall in no way reduce the responsibilities or obligations of Adviser under this Agreement, and Adviser shall be responsible to Trust and its Funds for all acts or omissions of any sub-adviser in connection with the performance of Adviser's duties hereunder.

     8. NON-EXCLUSIVITY. The services of Adviser to Trust hereunder are not to be deemed exclusive and Adviser shall be free to render similar services to others.

     9. STANDARD OF CARE. Neither Adviser, nor any of its members, officers, managers, agents or employees shall be liable to Trust or its shareholders for any error of judgment, mistake of law, loss arising out of any investment, or any other act or omission in the performance by Adviser of its duties under this Agreement, except for loss or liability resulting from willful misfeasance, bad faith or gross negligence on Adviser's part or from reckless disregard by Adviser of its obligations and duties under this Agreement.

     10. AMENDMENT. This Agreement may not be amended without the affirmative votes (a) of a majority of the Board of Trustees, including a majority of those Trustees who are not "interested persons" of Trust or of Adviser, voting in person at a meeting called for the purpose of voting on such approval, and (b) of a "majority of the outstanding shares" of the Fund. The terms
"interested persons" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in the 1940 Act and, with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.

     11. EFFECTIVE DATE AND TERMINATION. This Agreement shall become effective on the date hereof. This Agreement may be terminated at any time, without payment of any penalty, by the Board of Trustees of Trust, or by a vote of a majority of the outstanding shares of the Fund, upon at least sixty
(60) days' written notice to Adviser. This Agreement may be terminated by Adviser at any time upon at least sixty (60) days' written notice to Trust.
This Agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940 Act). Unless terminated as hereinbefore provided, this Agreement shall continue in effect until March 31, 1999 and thereafter from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those Trustees who are not interested persons of Trust or of Adviser, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Trustees of Trust or by a "vote of a majority of the outstanding shares" of the Fund.

     12. OWNERSHIP OF RECORDS; REPORTING. All records required to be maintained and preserved by Trust pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act or other applicable laws or regulations which are maintained and preserved by Adviser on behalf of Trust and any other records the parties mutually agree shall be maintained by Adviser on behalf of Trust are the property of Trust and shall be surrendered by Adviser promptly on request by Trust; PROVIDED that Adviser may at its own expense make and retain copies of any such records.

     Adviser shall prepare and furnish to Trust as to the Fund statistical data and other information in such form and at such intervals as Trust may reasonably request.

     13. NON-LIABILITY OF TRUSTEES AND SHAREHOLDERS. Any obligation of Trust hereunder shall be binding only upon the assets of the Fund and shall not be binding upon any Trustee, officer, employee, agent or shareholder of Trust. Neither the authorization of any action by the Trustees or shareholders of Trust nor the execution of this Agreement on behalf of Trust shall impose any liability upon any Trustee or any shareholder.

     14. USE OF ADVISER'S NAME. Trust may use the name "The Garzarelli Funds" and the Fund may use the name "Garzarelli Balanced Fund" or any other name derived from the name "Garzarelli" only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Adviser as investment adviser. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, Trust will cease to use any name derived from the name "Garzarelli" or otherwise connected with Adviser, or with any organization which shall have succeeded to Adviser's business as investment adviser.

     15. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 13 above which will be construed in accordance with Delaware law) the laws of the State of Illinois.

     16. REFERENCES AND HEADINGS. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder" shall be deemed to refer to this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated:  March 31, 1997

Attest:                            THE GARZARELLI FUNDS

/s/ Andrew J. Goodwin, III         By: /s/ H. Steel Bokhof,Jr.
--------------------------         ---------------------------
Andrew J. Goodwin, III             H. Steel Bokhof, Jr.
Secretary                          President


Attest:                            GARZARELLI INVESTMENT MANAGEMENT LLC

/s/ Andrew J. Goodwin, III         By: /s/ H. Steel Bokhof,Jr.
--------------------------         ---------------------------
Andrew J. Goodwin, III             H. Steel Bokhof, Jr.
Secretary                          President